Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

BRIGHAM EXPLORATION TO PRESENT AT FRIEDMAN BILLINGS RAMSEY 11TH
ANNUAL INVESTOR CONFERENCE

        Austin, TX -- (PRNewswire) - November 29, 2004 - Members of Brigham Exploration Company’s (NASDAQ:BEXP) management team will be making a presentation at the Friedman Billings Ramsey 11th Annual Investor Conference on Tuesday, November 30th at 9:30 AM Eastern Time. This presentation will be open to all investors and interested parties through a live webcast via the Internet. If you intend to listen to the live webcast you should access the website approximately 15 minutes prior to the start of the presentation. A replay of the webcast will be available approximately three hours following the event and will be available until February 27, 2005. Links to the live webcast and replay will be accessible from Brigham’s corporate website at www.bexp3d.com. Details regarding the presentation and webcast are as follows:

Date & Time:	Tuesday, November 30th at 9:30 AM Eastern Time

Presenters:	Jeff Larson - Executive Vice President of Exploration

and

Gene Shepherd - Executive Vice President and CFO

Live Webcast Address:	www.bexp3d.com

or

http://wsw.com/webcast/fbr7/bexp/

Web Address for Replay:	www.bexp3d.com

or

http://wsw.com/webcast/fbr7/bexp/

ABOUT BRIGHAM EXPLORATION

        Brigham Exploration Company is an independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces. For more information about Brigham Exploration, please visit our website at www.bexp3d.com or contact Investor Relations at 512-427-3444.